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                                                                    EXHIBIT 99.6

GOLDMAN, SACHS & CO.
- 85 BROAD STREET
- NEW YORK, NEW YORK 10004
TEL: 212-902-1000

                                                                 GOLDMAN
                                                                 SACHS

PERSONAL AND CONFIDENTIAL

December 19, 1999

Board of Directors
Genesys Telecommunications Laboratories, Inc.
1155 Market Street
San Francisco, CA 94103

Re: Registration Statement on Form F-4 of Alcatel relating to Ordinary Shares, nominal value 10 Euros each, of Alcatel being registered in connection with the Agreement (as defined below)

Gentlemen:

Reference is made to our opinion letter dated September 27, 1999 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, no par value (the "Shares"), of Genesys Telecommunications Laboratories, Inc. (the "Company") of the Consideration (as defined therein) to be received by such holders pursuant to the Agreement and Plan of Merger and Reorganization, dated as of September 27, 1999, among Alcatel ("Buyer"), Eden Merger Corp., a wholly owned subsidiary of Buyer, and the Company (the "Agreement").

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary - The Merger - Opinion of Genesys' Financial Advisor," "The Merger - Background of the Merger," "The Merger - Genesys' Reasons for the Merger," and "The Merger - Opinion of Genesys' Financial Advisor" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons
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Genesys Telecommunications Laboratories, Inc.
December 19, 1999
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whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,

/s/ GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)